Exhibit 10.60
ASYST TECHNOLOGIES, INC.
EMPLOYMENT DOCUMENT

EMPLOYEE:	Alan Lowe

POSITION:	SVP, Global Business Solutions

START DATE:	August 29, 2005

BASE SALARY:	$300,000 annual rate

STOCK:

Options	220,000 shares (one-third vesting each anniversary of award date)

Restricted Stock	30,000 shares (one-third vesting each anniversary of award date)
10,000 shares (100%, 50% or 0% of shares vesting on 3rd anniversary of award date, based on relative market cap performance)

All option and stock awards subject to board approval, continued employment in good standing, terms and conditions of employment and issuing stock plans, and other requirements

FY 2006 MBO TARGET:	75% of Base Salary (not be prorated for current fiscal year); minimum payment of $150,000 for FY 06 (subject to plan requirements for participation/eligibility/payment timing).

OTHER:	“At will employment,” terminable by either party, at any time, for any reason, with or without cause; change-of-control and indemnification agreements to be offered; all terms, conditions, and policies of continuous and regular employment apply.

This Employment Document is subject specifically to all terms and conditions set forth in the Reference Documents.

/s/ Steve Schwartz	/s/ Donna Hamlin

Steve Schwartz Chairman & CEO	Donna Hamlin VP, Human Resources
AGREED AND ACCEPTED:

/s/ Alan S. Lowe	August 29, 2005

Alan Lowe	Date
Reference Documents: Letter Dated August 26, 2005 ; Proprietary Information Agreement; Agreement to Arbitrate Disputes and Claims; Code of Business Conduct